UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMARA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-1

IMARA INC.

116 Huntington Avenue, 6th Floor

Boston, Massachusetts 02116

SUPPLEMENT TO NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND

DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2022

As previously disclosed, on September 7, 2022, Imara Inc. (“Imara”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Cardurion Pharmaceuticals, Inc. (“Cardurion”), providing for the sale of tovinontrine (IMR-687) and all other assets related to its PDE9 program (the “Asset Sale”). Imara is filing this communication to provide certain updates in respect of the Asset Sale.

The following information should be read in conjunction with the proxy statement relating to the Asset Sale, filed by Imara with the Securities and Exchange Commission (the “SEC”) on October 7, 2022 (the “Proxy Statement”), which should be read in its entirety.

Information related to the following disclosures was included in a Current Report on Form 8-K filed with the SEC by Imara on October 13, 2022 (the “Form 8-K”):

Merger Agreement

On October 13, 2022, Imara, Iguana Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Imara (“Merger Sub”), and Enliven Therapeutics, Inc., a Delaware corporation (“Enliven”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Enliven, with Enliven continuing as a wholly owned subsidiary of Imara and the surviving corporation of the merger (the “Merger”). The preceding summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Form 8-K and is incorporated herein by reference.

Consummation of the Merger is subject to certain closing conditions, including, among other things, Imara’s closing of the previously announced Asset Sale.

Important Additional Information Filed with the SEC

Imara filed the Proxy Statement, including a form of proxy card, with the SEC on October 7, 2022. The Proxy Statement and form of proxy card have been mailed to Imara stockholders. The Proxy Statement contains important information about Cardurion, Imara, the transaction and related matters. INVESTORS AND SECURITY HOLDERS OF IMARA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT IMARA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders can obtain free copies of the Proxy Statement and other documents that Imara filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Imara are available free of charge on its investor relations website at https://ir.imaratx.com/.

Imara and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Imara in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, are included in the Proxy Statement dated October 7, 2022, described above. Additional information regarding Imara’s directors and executive officers is also included in Imara’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2022. These documents are available free of charge as described above. As of September 1, 2022, Imara’s directors and executive officers beneficially owned approximately 10,248,090 shares, or 37.5%, of the Imara’s common stock.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains “forward-looking statements” (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Enliven, Imara, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Imara and Enliven, as well as assumptions made by, and information currently available to, management of Imara and Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to, expectations regarding the proposed Merger. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the limited operating history of each company; the significant net losses incurred since inception; the ability to raise additional capital to finance operations; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, Enliven’s product candidates; the outcome of preclinical testing and early clinical trials for Enliven’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; Enliven’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than Enliven’s current product candidates; the substantial competition Enliven faces in discovering, developing, or commercializing products; the negative impacts of the COVID-19 pandemic on operations, including ongoing and planned clinical trials and ongoing and planned preclinical studies; the ability to attract, hire, and retain skilled executive officers and employees; the ability of Imara or Enliven to protect their respective intellectual property and proprietary technologies; reliance on third parties, contract manufacturers, and contract research organization; the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the proposed transactions from both Imara and Enliven’s stockholders or to complete the transactions in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of the parties to consummate the proposed transactions; risks related to Imara’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; risks related to Imara’s and Enliven’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement or the concurrent financing transaction; competitive responses to the proposed transactions; unexpected costs, charges or expenses resulting from the proposed transactions; the outcome of any legal proceedings that may be instituted against Imara, Enliven or any of their respective directors or officers related to the Merger Agreement, the concurrent financing transaction, or the proposed transactions contemplated thereby; the effect of the announcement or pendency of the transactions on Imara’s or Enliven’s business relationships, operating results and business generally; and legislative, regulatory, political and economic developments and general market conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Imara’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC as well as the registration statement on Form S-4 to be filed with the SEC by Imara. Imara and Enliven can give no assurance that the conditions to the proposed transactions will be satisfied. Except as required by applicable law, Imara and Enliven undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.